Exhibit 99.1

FOR IMMEDIATE RELEASE		NYSE:ARI
CONTACT:	Hilary Ginsberg
Investor Relations
(212) 822-0767

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. REPORTS

SECOND QUARTER 2013 FINANCIAL RESULTS AND DECLARES

A $0.40 PER COMMON SHARE QUARTERLY DIVIDEND

New York, NY, July 31, 2013 – Apollo Commercial Real Estate Finance, Inc. (the “Company” or “ARI”) (NYSE:ARI) today reported financial results for the quarter ended June 30, 2013.

Second Quarter 2013 Highlights

•

Generated $17.2 million of net interest income from the Company’s $733 million investment portfolio, which had a current weighted average underwritten internal rate of return (“IRR”) of approximately 13.1% and a levered weighted average underwritten IRR of approximately 14.2% at June 30, 2013;

•	Closed two loan transactions totaling $76 million;

•	Received a $1.2 million yield maintenance payment in connection with the repayment of a mezzanine loan. Including the yield maintenance payment, the Company realized a 19% IRR on its investment; and

•	Subsequent to quarter end, closed a $14 million mezzanine loan, bringing year-to-date investment activity to $226 million.

“ARI continues to make progress investing our available capital,” said Stuart Rothstein, Chief Executive Officer and President of the Company. “The Company closed two loans during the second quarter and an additional loan subsequent to quarter end, bringing ARI’s total investment activity to $226 million year-to-date. Our pipeline of potential transactions remains strong and we continue to see ample investment opportunities across the commercial real estate debt spectrum. Importantly, as our portfolio expands, the credit quality of our investments remains stable.”

Second Quarter 2013 Operating Results

The Company reported Operating Earnings (a non-GAAP financial measure as defined below) of $11.7 million, or $0.31 per share, for the three months ended June 30, 2013, as compared to Operating Earnings of $8.5 million, or $0.41 per share, for the three months ended June 30, 2012. Net income available to common stockholders for the three months ended June 30, 2013 was $9.9 million, or $0.27 per share, as compared to net income available to common stockholders of $9.9 million, or $0.47 per share, for the three months ended June 30, 2012.

For the six months ended June 30, 2013, the Company reported Operating Earnings of $23.7 million, or $0.70 per share, as compared to Operating Earnings of $17.3 million, or $0.83 per share, for the six months ended June 30, 2012. Net income available to common stockholders for the six months ended June 30, 2013 was $20.0 million, or $0.59 per share, as compared to net income available to common stockholders of $19.0 million, or $0.91 per share, for the six months ended June 30, 2012.

Second Quarter Investment and Portfolio Activity

New Investments – During the second quarter of 2013, ARI closed two transactions totaling $76 million. The transactions include the following:

•

$32 million, 10-year, fixed rate mezzanine loan secured by a pledge of the equity interests in a borrower that owns a portfolio of 15 warehouse facilities, totaling 2.8 million square feet, spanning nine states. ARI’s loan basis represents an underwritten loan-to-value (“LTV”) of 75%. The mezzanine loan has been underwritten to generate an IRR of approximately 12%; and

•

$44 million, fifteen-month (one-year initial term with one three-month extension option), floating rate mezzanine loan secured by the pledge of the equity interests in a borrower that acquired five adjacent commercial buildings totaling approximately 411,000 gross square feet that are expected to be converted into multifamily rental apartments in the Gramercy Park neighborhood of New York City. ARI’s loan basis represents an underwritten LTV of 78%. The mezzanine loan has been underwritten to generate an IRR of approximately 14%.

Repayment of Investment – During the second quarter, ARI received principal repayment from a $15 million mezzanine loan secured by a hotel in New York City. In connection with the repayment, the Company received a yield maintenance payment totaling $1.2 million. Including the yield maintenance payment, the Company realized a 19% IRR on this mezzanine loan.

Quarter End Portfolio Summary

The following table sets forth certain information regarding the Company’s investments at June 30, 2013 ($ amounts in thousands):

Description	Amortized Cost	Weighted Average Yield	Debt	Cost of Funds	Equity at Cost	Current Weighted Average IRR (1)	Levered Weighted Average IRR(2)
First mortgage loans	$143,492	10.7%	$3	2.7%	$143,489	11.0%	15.8%
Subordinate loans	354,865	12.9	—	—	354,865	13.8	13.8
CMBS – AAA	165,553	4.6	144,200	1.4	21,353	15.8	15.8
CMBS – Hilton	69,521	5.6	47,109	2.0	22,412	12.6	12.6

Total	$733,431	9.9%	$191,312	1.5%	$542,119	13.1%	14.2%

(1)	The IRRs for the investments shown in the above table and elsewhere in this press release reflect the returns underwritten by ACREFI Management, LLC, the Company’s external manager. They are calculated on a weighted average basis assuming no dispositions, early prepayments or defaults but do assume that extension options are exercised and that the cost of borrowings and derivative instruments under the Company’s master repurchase agreement with Wells Fargo Bank, N.A. (the “Wells Facility”) remain constant over the remaining terms and extension terms under the facility. The calculation also assumes extension options on the Wells Facility with respect to the Hilton CMBS are exercised. With respect to the mezzanine loan for the New York City multifamily condominium conversion that closed in December 2012 and the mezzanine loan for the New York City condominium construction that closed in January 2013, the IRR calculation assumes certain estimates with respect to the timing and magnitude of future fundings for the remaining commitments and associated loan repayments, as well as assuming no defaults. IRR is the annualized effective compounded return rate that accounts for the time-value of money and represents the rate of return on an investment over a holding period expressed as a percentage of the investment. It is the discount rate that makes the net present value of all cash outflows (the costs of investment) equal to the net present value of cash inflows (returns on investment). It is derived from the negative and positive cash flows resulting from or produced by each transaction (or for a transaction involving more than one investment, cash flows resulting from or produced by each of the investments), whether positive, such as investment returns, or negative, such as transaction expenses or other costs of investment, taking into account the dates on which such cash flows occurred or are expected to occur, and compounding interest accordingly. There can be no assurance the actual IRRs will equal the underwritten IRRs shown in the table and elsewhere in this press release. See “Risk Factors” in the reports filed by the Company with the Securities and Exchange Commission for a discussion of some of the factors that could adversely impact the returns received by the Company from the investments shown in the table over time.
(2)	Substantially all of the Company’s borrowings under the Company’s master repurchase agreement with JPMorgan Chase Bank, N.A. (“JPMorgan”) (the “JPMorgan Facility”) were repaid. The Company’s ability to achieve its underwritten levered weighted average IRR with regard to its portfolio of first mortgage loans is additionally dependent upon the Company re-borrowing approximately $53,000 under the JPMorgan Facility or any replacement facility. Without such re-borrowing, the levered weighted average IRRs will be as indicated in the Current Weighted Average IRR column above.

Book Value

The Company’s GAAP book value per share at June 30, 2013 was $16.26 as compared to $16.41 at March 31, 2013. For purposes of GAAP accounting, the Company carries loans at amortized cost and its commercial mortgage-backed securities (“CMBS”) securities are marked to market. Management has estimated that the fair value of the

Company’s financial assets at June 30, 2013 was approximately $10.6 million greater than the carrying value of the Company’s investment portfolio as of the same date. This represents a premium of $0.29 per share over the Company’s GAAP book value as of June 30, 2013, and results in an estimated market value per share of approximately $16.55.

Subsequent Events

New Investments – Subsequent to the end of the second quarter of 2013, ARI closed a $14.0 million 10-year, fixed rate mezzanine loan (purchased for $13.6 million or approximately 97% of face value) secured by a pledge of the equity interest in a borrower that owns the office component of a 432,717 square foot building located in downtown New York City. ARI’s loan basis represents an underwritten LTV of 70%. The mezzanine loan has been underwritten to generate an IRR of approximately 13%.

Dividend – The Board of Directors declared a dividend of $0.40 per share of common stock, which is payable on October 11, 2013 to common stockholders of record on September 30, 2013.

Definition of Operating Earnings

Operating Earnings is a non-GAAP financial measure that is used by the Company to approximate cash available for distribution and is defined by the Company as net income available to common stockholders, computed in accordance with GAAP, adjusted for (i) equity-based compensation expense (a portion of which may become cash-based upon final vesting and settlement of awards should the holder elect net share settlement to satisfy income tax withholding) and (ii) any unrealized gains or losses or other non-cash items included in net income available to common stockholders. The table provided below reconciles Operating Earnings to net income available to common stockholders.

Reconciliation of Operating Earnings to Net Income Available to Common Stockholders

The tables below reconcile Operating Earnings and Operating Earnings per share with net income available to common stockholders and net income available to common stockholders per share for the three and six months ended June 30, 2013 and the three and six months ended June 30, 2012 ($ amounts in thousands):

	Three Months Ended June 30, 2013	Earnings Per Share (Diluted)	Three Months Ended June 30, 2012	Earnings Per Share (Diluted)
Operating Earnings:
Net income available to common stockholders	$9,929	$0.27	$9,910	$0.47
Adjustments:
Unrealized (gain)/loss on securities	1,421	0.03	(2,078)	(0.09)
Unrealized gain on derivative instruments	(57)	—	(192)	(0.01)
Equity-based compensation expense	428	0.01	886	0.04

Total adjustments:	1,792	0.04	(1,384)	(0.06)

Operating Earnings	11,721	$0.31	$8,526	$0.41

Basic and diluted weighted average Common shares outstanding:	37,373,885		20,991,450

	Six Months Ended June 30, 2013	Earnings Per Share (Diluted)	Six Months Ended June 30, 2012	Earnings Per Share (Diluted)
Operating Earnings:
Net income available to common stockholders	$20,001	$0.59	$19,003	$0.91
Adjustments:
Unrealized (gain)/loss on securities	2,500	0.07	(3,463)	(0.16)
Unrealized gain on derivative instruments	(130)	—	(187)	(0.01)
Equity-based compensation expense	1,311	0.04	1,969	0.09

Total adjustments:	3,681	0.11	(1,681)	(0.08)

Operating Earnings	$23,682	$0.70	$17,322	$0.83

Basic and diluted weighted average Common shares outstanding:	33,946,329		20,978,938

Teleconference Details:

Members of the public who are interested in participating in the Company’s second quarter 2013 earnings teleconference call should dial from the U.S., (877) 263-2989, or from outside the U.S., (702) 928-7168, shortly before 10:00 a.m. on Thursday, August 1, 2013 and reference the Apollo Commercial Real Estate Finance, Inc. Teleconference Call (number 15025992). Please note the teleconference call will be available for replay beginning at 12:00 p.m. on Thursday, August 1, 2013, and ending at midnight on Wednesday, August 7, 2013. To access the replay, callers from the U.S. should dial (855) 859-2056 and callers from outside the U.S. should dial (404) 537-3406, and enter conference identification number 15025992.

Webcast

The conference call will also be available on the Company’s website at www.apolloreit.com. To listen to a live broadcast, please go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call also will be available for 30 days on the Company’s website.

Supplemental Information

The Company provides supplemental financial information to offer more transparency into its results and make its reporting more informative and easier to follow. The supplemental financial information is available in the investor relations section of the Company’s website at www.apolloreit.com.

About Apollo Commercial Real Estate Finance, Inc.

Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI) is a real estate investment trust that primarily originates, invests in, acquires and manages performing commercial real estate mortgage loans, subordinate financings, CMBS and other commercial real estate-related debt investments throughout the U.S. The Company is externally managed and advised by ACREFI Management, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC, a leading global alternative investment manager with approximately $114 billion of assets under management at March 31, 2013.

Additional information can be found on the Company’s website at www.apolloreit.com.

Dividend Reinvestment Plan

The Company adopted a Direct Stock Purchase and Dividend Reinvestment Plan (the “Plan”). The Plan provides new investors and existing holders of the Company’s common stock with a convenient and economical method to purchase shares of its common stock. By participating in the Plan, participants may purchase additional shares of the Company’s common stock by reinvesting some or all of the cash dividends received on their shares of the Company’s common stock. In addition, the Plan permits participants to make optional cash investments of up to $10,000 per month, and, with the Company’s prior approval, optional cash investments in excess of $10,000 per month, for the purchase of additional shares of the Company’s common stock.

The Plan is administered by a division of Wells Fargo Bank, N.A. (“Wells”). Stockholders and other persons may obtain a copy of the Plan prospectus and an enrollment form by contacting Wells at (800) 468-9716 or (651) 450-4064, if outside the United States, or visiting Wells’ website at www.shareowneronline.com.

This communication does not constitute an offer to sell or the solicitation of an offer to buy securities.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; the Company’s ability to deploy the proceeds of its capital raises or acquire its target assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands—except share and per share data)

	June 30, 2013	December 31, 2012
Assets:
Cash	$156,797	$108,619
Securities available-for-sale, at estimated fair value	52,909	67,079
Securities, at estimated fair value	184,208	211,809
Commercial mortgage loans, held for investment	143,492	142,921
Subordinate loans, held for investment	354,865	246,246
Repurchase agreements, held for investment	—	6,598
Interest receivable	4,830	4,277
Deferred financing costs, net	1,018	678
Other assets	—	203

Total Assets	$898,119	$788,430

Liabilities and Stockholders’ Equity
Liabilities:
Borrowings under repurchase agreements	$191,312	$225,158
Derivative instruments, net	25	155
Accounts payable and accrued expenses	1,367	1,265
Payable to related party	2,600	2,037
Dividends payable	16,821	12,891

Total Liabilities	212,125	241,506

Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized and 3,450,000 shares issued and outstanding in 2013 and 2012	35	35
Common stock, $0.01 par value, 450,000,000 shares authorized, 36,880,410 and 28,044,106 shares issued and outstanding in 2013 and 2012, respectively	369	280
Additional paid-in-capital	695,572	546,065
Retained earnings (accumulated deficit)	(9,320)	574
Accumulated other comprehensive loss	(662)	(30)

Total Stockholders’ Equity	685,994	546,924

Total Liabilities and Stockholders’ Equity	$898,119	$788,430

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations (Unaudited)

(in thousands—except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Net interest income:
Interest income from securities	$3,014	$3,230	$6,101	$8,552
Interest income from commercial mortgage loans	3,676	2,791	7,268	5,026
Interest income from subordinate loans	11,498	5,859	22,953	11,172
Interest income from repurchase agreements	—	2,000	2	3,559
Interest expense	(955)	(1,929)	(2,024)	(5,171)

Net interest income	17,233	11,951	34,300	23,138

Operating expenses:
General and administrative expenses (includes $428 and $1,311 of equity-based compensation in 2013 and $886 and $1,969 in 2012, respectively)	(1,437)	(2,762)	(3,333)	(4,798)
Management fees to related party	(2,600)	(1,292)	(4,759)	(2,581)

Total operating expenses	(4,037)	(4,054)	(8,092)	(7,379)
Interest income from cash balances	16	—	16	1
Realized gain on sale of securities	—	—	—	262
Unrealized gain (loss) on securities	(1,421)	2,078	(2,500)	3,463
Loss on derivative instruments (includes $57 and $130 of unrealized gains in 2013 and $192 and $187 of unrealized gains in 2012, respectively)	(2)	(65)	(3)	(482)

Net income	11,798	9,910	23,721	19,003

Preferred dividend	(1,860)	—	(3,720)	—

Net income available to common stockholders	$9,929	$9,910	$20,001	$19,003

Basic and diluted net income per share of common stock	$0.27	$0.47	$0.59	$0.91

Basic and diluted weighted average common shares outstanding	37,373,885	20,991,450	33,946,329	20,978,938

Dividend declared per share of common stock	$0.40	$0.40	$0.80	$0.80